UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 15, 2018
Encompass Health Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On March 15, 2018, Encompass Health Corporation (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the entry into a definitive agreement to acquire certain affiliated entities operating Camellia Healthcare (“Camellia”). Under the terms of the agreement, a subsidiary in the Company’s home health and hospice segment will acquire Camellia in exchange for cash consideration of $135 million, subject to certain adjustments and an escrow amount to be held back. The closing of the acquisition is subject to customary conditions. The Company expects to incorporate the effects of this acquisition into its guidance following the closing of the transaction, which is expected to occur in the second quarter of 2018.
The information under this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 attached hereto is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.
Note Regarding Presentation of Camellia Financial Measure
The press release includes an amount representing 2017 revenue associated with Camellia’s operations being acquired. This amount was derived from the historical financial statements of Camellia and was based on a preliminary review of Camellia’s accounting policies to determine whether any adjustments were necessary to ensure comparability with the Company’s policies. As more information becomes available, differences may be identified between the accounting policies of the two companies that could have an impact on Camellia’s financial information presented.
Forward-Looking Statements
Certain statements made in this Current Report on Form 8-K and the press release are forward-looking statements, such as those relating to the acquisition consideration and the likelihood, timing and effects of the completion of the Camellia acquisition. In addition, the Company may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking statements speak only as of the date hereof, and the Company undertakes no duty to publicly update or revise such statements, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, are inherently uncertain, and involve a number of risks and uncertainties. The Company’s actual results or events may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results or events to differ materially from those anticipated include, but are not limited to, the regulatory review and approval process for the acquisition, the satisfaction of other closing conditions; the accuracy of the representations made by Camellia in connection with the acquisition; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings that may be brought by or against the Company, including those related to issues at acquired companies and litigation brought to prevent the closing of the acquisition; the possibility the acquisition will experience other unexpected delays; any adverse effects on the Company’s stock price resulting from the announcement, closing or the integration of any acquisition; the ability to ultimately realize any anticipated tax benefits; the ability to successfully integrate Camellia consistent with the Company’s growth strategy, including realizing anticipated revenues and cost savings, minimizing the negative impacts on margins arising from the changes in staffing and other operating practices, and avoiding unforeseen exposure to liabilities; changes in the Company’s management team; changes in the regulation of the healthcare industry broadly or the home health and hospice segment specifically at either or both of the federal and state levels; competitive pressures in the healthcare industry and the Company’s response thereto; the ability to maintain proper local, state and federal licensing where Camellia does business; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s information systems, including the unauthorized access to or theft of patient or other sensitive information as well as any unforeseen issues related to integration of Camellia’s systems; the ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on the Company’s labor expenses from potential union activity and staffing shortages; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements, including the Company’s Form 10–K for the year ended December 31, 2017.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Encompass Health Corporation, dated March 15, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION
By:	/s/ Patrick Darby
	Name:	Patrick Darby
	Title:	Executive Vice President, General Counsel and Secretary

Dated: March 15, 2018